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                                                                    EXHIBIT 10.6

                    ASSIGNMENT AND INDEMNIFICATION AGREEMENT

     This Assignment and IndemnIfication Agreement, dated as of the __ day of ____________, 1999, between Metamor Worldwide, Inc., a Delaware corporation ("MMWW") and Xpedior Incorporated, a wholly-owned subsidiary of MMWW ("Xpedior").

     WHEREAS, MMWW has entered into those certain purchase agreements listed on Exhibit A hereto (the "Agreements);

     WHEREAS, the Agreements permit MMWW to assign any or all of its rights, interests and obligations thereunder to a wholly-owned subsidiary of MMWW (in any or all of which cases MMWW nonetheless shall remain liable and responsible for the performance of all of its obligations thereunder); and

     WHEREAS, as consideration for MMWW's agreeing to assign to Xpedior all of MMWW's rights and interests under the Agreements, Xpedior will indemnify MMWW for all of its obligations existing, resulting from or arising out of the Agreements.

     NOW, THEREFORE, the parties hereby agree as follows:

     1. MMWW hereby assigns, and Xpedior hereby assumes, all of MMWW's rights, interests and obligations under and arising out of the Agreements.

     2. Xpedior hereby agrees to indemnify, defend and hold harmless MMWW, its directors, officers and employees and their respective representatives for any claims, suits or actions arising out of or resulting from any of the present or future obligations of MMWW or the actions of Xpedior under the Agreements.


                                  METAMOR WORLDWIDE, INC.


                                  By: --------------------
                                  Name:
                                  Title:

                                  XPEDIOR INCORPORATED


                                  By: --------------------
                                  Name:
                                  Title:



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                                                                       EXHIBIT A


1. Merger Agreement dated as of March 26, 1997 by and among Irvin M. Shapiro, The Irvin M. Shapiro Children's Trust, Metamor Technologies, Ltd. and CORESTAFF, Inc. and CORESTAFF Acquisition Sub #9, Inc.

2. Agreement and Plan of Merger dated as of December 23, 1997 by and among CORESTAFF, Inc., CORESTAFF Acquisition Sub #12, Inc., Sage I.T. Partners, Inc., and the Shareholders of Sage I.T. Partners, Inc.

3. Stock Purchase Agreement dated as of December 31, 1997 by and among CORESTAFF, Inc., Workgroup Productivity Corporation, and the Shareholders of Workgroup Productivity Corporation

4. Stock Purchase Agreement dated as of June 17, 1998 by and among Metamor Worldwide, Inc., Informix Corporation and the Sellers

5. Stock Purchase Agreement dated as of July 16, 1998 by and among Metamor Worldwide, Inc., Advanced Information Solutions, Inc. and the Sellers

6. Asset Purchase Agreement dated as of November 12, 1998 by and among Metamor Worldwide, Inc., Metamor Technologies, Ltd., New Technology Partners, Inc. and the Shareholders of New Technology Partners, Inc.